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                                                                   EXHIBIT 99.1

                                REVOCABLE PROXY
                             PEOPLES BANK OF UNITY
                        SPECIAL MEETING OF SHAREHOLDERS
                                APRIL 18, 1997

  The undersigned hereby appoints Russell P. Miller, Ruth M. Grant and Earl W. Garlow of Peoples Bank of Unity ("Peoples") or any successors, with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of the common stock of Peoples ("Peoples Common Stock") which the undersigned is entitled to vote at the Special Meeting of Shareholders (the "Meeting"), to be held at Alcoma Golf Club, located at 6770 Saltsburg Road, Pittsburgh, Pennsylvania, on April 18, 1997, at 2:00 p.m. Eastern Standard Time and at any and all adjournments thereof, as follows:

  1. To consider and vote upon the approval of the Agreement and Plan of Reorganization and related Agreement and Plan of Merger (collectively the "Agreement") among Peoples, S&T Bancorp, Inc. ("S&T") and S&T Bank which provides for the merger of Peoples with and into S&T Bank, a wholly owned subsidiary bank of S&T (the "Merger"), pursuant to which immediately prior to the Effective Date, each share of Peoples Common Stock, par value $10.00 per share, will be converted and exchanged for 26.25 shares of common stock of S&T, par value $2.50 per share, and cash in lieu of any fractional share determined in accordance with the terms of the Agreement; and

  2. To transact such other business as may properly come before the meeting or any adjournment thereof.

  Only shareholders of record as of the close of business on March 10, 1997 are entitled to notice of and to vote at such meeting or any adjournment thereof.

            FOR [_]             AGAINST [_]            ABSTAIN [_]

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE AGREEMENT.
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THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED,
THIS PROXY WILL BE VOTED FOR APPROVAL OF THE AGREEMENT. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, INCLUDING MATTERS RELATING TO THE CONDUCT OF THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.
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               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

  Should the undersigned be present and elect to vote at the Meeting or at any adjournment thereof and after notification to the Secretary of Peoples at the Meeting of the shareholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

  The undersigned acknowledges receipt from Peoples prior to the execution of this proxy of the Notice of Meeting and the Proxy Statement/Prospectus. The undersigned hereby revokes any and all proxies heretofore given with respect to the undersigned's shares of Peoples Common Stock.

                                          Dated:         , 1997

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                                          PRINT NAME OF SHAREHOLDER

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                                          SIGNATURE OF SHAREHOLDER

                                          Please sign exactly as your name
                                          appears on this card. When signing
                                          as attorney, executor,
                                          administrator, trustee or guardian,
                                          please give your full title. If
                                          shares are held jointly, each holder
                                          should sign.

  PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.